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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 20, 2001

                              REDBACK NETWORKS INC.
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                   000-25853                 77-0438443
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(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)


                                 250 Holger Way
                               San Jose, CA 95134
                                 (408) 571-5000
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        (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)



ITEM 5.  OTHER EVENTS.

On October 9, 2001, Redback was served with notice that Arrow Electronics had commenced an action against the Company, seeking damages in excess of $54 million relating to inventory procured and manufactured on behalf of the Company. On November 19, 2001, Arrow Electronics and the Company entered into an agreement to settle these claims, under which Redback will take possession of the inventory, and make payments over the next four quarters, guaranteed, in part, by a $28 million letter of credit. The settlement is not materially different from amounts the Company has previously reserved and accrued.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 REDBACK NETWORKS INC.


DATE:  November 20, 2001         By:   /s/ Dennis P. Wolf
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                                     Dennis P. Wolf
                                     Senior Vice President of Finance and
                                     Administration, Chief Financial Officer and
                                     Corporate Secretary